Exhibit 10.2

FORM OF STOCK UNIT AWARD AGREEMENT

THE MACERICH COMPANY

STOCK UNIT AWARD AGREEMENT
2003 EQUITY INCENTIVE PLAN

Participant Name:
Soc. Sec. No.:
No. Stock Units:	(1)

Vesting Schedule:	[ 33 1/3% of the Stock Units (as defined below) on each anniversary of the Award Date, beginning [first anniversary] and ending [third anniversary]. ]

Award Date:	, 20

THIS AGREEMENT is among THE MACERICH COMPANY, a Maryland corporation (the “Corporation”), THE MACERICH PARTNERSHIP L.P., a Delaware limited partnership (the “Operating Partnership”), and the employee named above (the “Participant”), and is delivered under The Macerich Company 2003 Equity Incentive Plan, which includes any applicable programs under the Plan (the “Plan”).

W I T N E S S E T H

WHEREAS, pursuant to the Plan, the Corporation has granted to the Participant with reference to services rendered and to be rendered to the Company, effective as of the Award Date, a stock unit award (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.                                      Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.                                      Grant.  Subject to the terms of this Agreement and the Plan, the Corporation grants to the Participant a Stock Unit Award with respect to an aggregate number of Stock Units (the “Stock Units”) set forth above.  The consideration for the shares issuable with respect to the Stock Units on the terms set forth in this Agreement includes services and the rights hereunder in an amount not less than the minimum lawful consideration under Maryland law.

(1) Subject to adjustment under Section 6.2 of the Plan and the terms of this Agreement.

3.                                      Vesting.  The Award shall vest and become nonforfeitable (subject to Section 6.4 of the Plan), with respect to the portion of the total number of Stock Units comprising the Award (subject to adjustment under Section 6.2 of the Plan) on each of the anniversaries of the Award Date until the Award is fully vested, as reflected in the Vesting Schedule above, subject to earlier termination or acceleration as provided herein or in the Plan.

4.                                      Continuance of Employment Required.  Except as otherwise provided in Sections 8(c) or 9 or pursuant to the Plan, the Vesting Schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement.  Partial service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as herein provided in Section 8 below or under the Plan.

5.                                      Dividend and Voting Rights.

(a)                                  Limitations on Rights Associated with Units.  The Participant shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b)                                  Dividend Equivalent Rights Distributions.  As of any applicable dividend or distribution payment date, the Participant shall receive a cash payment on the dividend payment date in an amount equal to the amount of the Dividend Equivalent Rights multiplied by the number of Units in the Account as of the applicable dividend record date.

6.                                      Restrictions on Transfer.  Prior to the time they vest, neither the Stock Units comprising the Award nor any other rights of the Participant under this Agreement or the Plan may be transferred, except as expressly provided in Section 1.8 and 4.1 of the Plan.  No other exceptions have been authorized by the Committee.

7.                                      Timing and Manner of Distribution with Respect to Stock Units. Any Stock Unit credited to a Participant’s Stock Unit Account will be distributed in shares of Common Stock as it vests.  The Participant or other person entitled under the Plan to receive the shares shall deliver to the Company any representations or other documents or assurances required pursuant to Section 6.4 of the Plan.  Pursuant to Section 1.7 of the Plan, fractional share interests shall be disregarded, but may be accumulated.  The Committee, however, may determine that cash, securities or other property will be paid or transferred in lieu of fractional share interests.

8.                                      Effect of Termination of Employment.

(a)                                  Forfeiture after Certain Events.  Except as provided in Sections 8(c) and 9 hereof, the Participant’s Stock Units shall be extinguished to the extent such Stock Units have not become vested upon the date the Participant is no longer employed by the Company for any reason, whether with or without cause, voluntarily or involuntarily.  If an entity ceases to be a Subsidiary, such action shall be deemed to be a termination of employment of all employees of that entity, but the Committee, in its sole and absolute discretion, may make provision in such circumstances for accelerated vesting of some or all of the remaining Stock Units held by such employees, effective immediately prior to such event.

(b)                                  Termination of Stock Units.  If any Stock Units are extinguished hereunder, such unvested, extinguished Stock Units, without payment of any consideration by the Company, shall automatically terminate and the related Stock Unit Account shall be cancelled, without any other action by the Participant, or the Participant’s Beneficiary or Personal Representative, as the case may be.

(c)                                  Qualified Termination Upon or Following Change in Control Event.  If the Participant upon or not later than 12 months following a Change in Control Event has a Qualified Termination (as defined in Section 7.1(gg) of the Plan) or terminates his or her employment for Good Reason, then any portion of the Award that has not previously vested shall thereupon vest, subject to the provisions of Sections 6.2(a), 6.2(e), 6.4 and 6.5 of the Plan and Sections 11 and 12 of this Agreement; provided, however, that in no event shall restrictions on the Stock Units lapse or the Stock Units vest earlier than six months after the date hereof.  As used in this Agreement, the term “Good Reason” means a termination of employment by the Participant for any one or more of the following reasons, to the extent not remedied by the Company within a reasonable period of time after receipt by the Company of written notice from the Participant specifying in reasonable detail such occurrence, without the Participant’s written consent thereto: (1)  an adverse and significant change in the Participant’s position, duties, responsibilities or status with the Company;  (2)  a change in the Participant’s principal office location to a location farther away from the Participant’s home which is more than 30 miles from the Participant’s principal office;  (3)  the taking of any action by the Company to eliminate benefit plans without providing substitutes therefor, to materially reduce benefits thereunder or to substantially diminish the aggregate value of the incentive awards or other fringe benefits; provided that if neither a surviving entity nor its parent following a Change in Control Event is a publicly-held company, the failure to provide stock-based benefits shall not be deemed Good Reason if benefits of comparable value using recognized valuation methodology are substituted therefor; and provided further that a reduction or elimination in the aggregate of not more than 10% in aggregate benefits in connection with across the board reductions or modifications affecting persons similarly situated of comparable rank in the Company or a combined organization shall not constitute Good Reason;  (4)  any reduction in the Participant’s Base Salary; or (5)  any material breach by the Company of any written employment or management continuity agreement with the Participant.  For purposes of the definition of “Good Reason,” the term “Base Salary” means the annual base rate of compensation payable as salary to the Participant by the Company as of the Participant’s date of termination, before deductions or voluntary deferrals authorized by the Participant or required by law to be withheld from the Participant by the Company, and salary excludes all other extra pay such as overtime, pensions, severance payments, bonuses, stock incentives, living or other allowances, and other benefits and perquisites.

9.                                      Effect of Total Disability, Death or Retirement.  If the Participant incurs a Total Disability or dies while employed by the Company, then any portion of his or her Award that has not previously vested shall thereupon vest, subject to the provisions of Sections 6.4 and 6.5 of the Plan.  If the Participant’s employment with the Company terminates as a result of his or her Retirement, the Committee may, on a case-by-case basis and in its sole discretion, provide for partial or complete vesting prior to Retirement of that portion of his or her Award that has not previously vested.

10.                               Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 6.2 of the Plan, the Committee shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Award.  If any adjustment shall be made under Section 6.2 of the Plan or a Change in Control Event shall occur and the Stock Unit Award is not fully vested upon such Event or prior thereto, the amount payable in respect of the Stock Unit Award may be made payable in the securities or other consideration (the “Restricted Property”) payable in respect of the Common Stock.  Such Restricted Property shall become payable at such times and in such proportion as the Stock Unit Award vests.  Notwithstanding the foregoing, to the extent that the Restricted Property includes any cash, the commitment hereunder shall become an unsecured promise to pay an amount equal to such cash (with earnings attributable thereto as if such amount had been invested, pursuant to policies established by the Committee, in interest bearing, FDIC insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee) at such times and in such proportions as the Stock Unit Award vests.  Notwithstanding the foregoing, the Stock Unit Award and any Common Stock payable in respect of the Stock Unit Award shall continue to be subject to such proportionate and equitable adjustments (if any) under Section 6.2 of the Plan consistent with the effect of such event on stockholders generally, as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights payable in respect of Stock Units and Stock Unit Accounts credited under the Plan.  All rights of the Participant hereunder are subject to those adjustments.

11.                               Possible Early Termination of Award.  As permitted by Section 6.2(b) of the Plan, and without limiting the authority of the Committee under other provisions of Section 6.2 of the Plan or Section 8 of this Agreement, the Committee retains the right to terminate the Award, to the extent it has not vested, upon a dissolution of the Corporation or a reorganization event or transaction which the Corporation does not survive (or does not survive as a public company in respect of its outstanding common stock).  This Section 11 is not intended to prevent future vesting of the Award if it (or a substituted award) remains outstanding following a Change in Control Event.

12.                               Limitations on Acceleration and Reduction in Benefits in Event of Tax Limitations.

(a)                                  Limitation on Acceleration.  Notwithstanding anything contained herein or in the Plan or any other agreement to the contrary, in no event shall the vesting of any Stock Unit be accelerated pursuant to Section 6.3 of the Plan or Section 8(c) hereof to the extent that the Company would be denied a federal income tax deduction for such vesting or the distribution of shares of Common Stock in respect of the Award because of Section 280G of the Code and, in such circumstances, the Stock Units not subject to acceleration will continue to vest in accordance with and subject to the other provisions hereof.

(b)                                  Reduction in Benefits.  If the Participant would be entitled to benefits, payments or coverage hereunder and under any other plan, program or agreement which would constitute “parachute payments,” then notwithstanding any other provision hereof or of any other existing agreement to the contrary, the Participant may by written notice to the Secretary of the Corporation designate the order in which such “parachute payments” shall be reduced or modified so that the Company is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.

(c)                                  Determination of Limitations.  The term “parachute payments” shall have the meaning set forth in and be determined in accordance with Section 280G of the Code and regulations issued thereunder.  All determinations required by this Section 12, including without limitation the determination of whether any benefit, payment or coverage would constitute a parachute payment, the calculation of the value of any parachute payment and the determination of the extent to which any parachute payment would be nondeductible for federal income tax purposes because of Section 280G of the Code, shall be made by an independent accounting firm (other than the Corporation’s outside auditing firm) having nationally recognized expertise in such matters selected by the Committee.  Any such determination by such accounting firm shall be binding on the Corporation, its Subsidiaries and the Participant.

13.                               Tax Withholding.  Upon payment of Dividend Equivalent Rights and/or the distribution of shares of Common Stock in respect of a Participant’s Stock Unit Account, the entity within the Company last employing the Participant shall have the right at its option to (a) require the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) to pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to such payment or distribution or (b) deduct from any amount or property payable to the Participant the amount of any taxes which the Company may be required to withhold with respect to such payment or distribution.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Committee may permit the Participant to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

14.                               Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, to the attention of the Corporate

Secretary and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

15.                               Plan.  The Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Awards granted to Eligible Persons.  The Participant acknowledges receipt of a copy of the Plan which is made a part hereof by this reference, and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are otherwise in the sole discretion of the Committee specifically so conferred by appropriate action of the Committee under the Plan after the date hereof.

16.                               No Service Commitment by Company.  Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by the Company, interferes in any way with the right of the Company at any time to terminate such employment, or affects the right of the Company to increase or decrease the Participant’s other compensation or benefits.  Nothing in this Section, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.  Employment for any period of time (including a substantial period of time) after the Award Date will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 3 or 8 above if the express conditions to vesting set forth in such Sections have not been satisfied.

17.                               Limitation on Participant’s Rights.  Participation in this Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Company (or applicable Subsidiary) with respect to amounts credited and benefits payable in cash, if any, on Stock Unit Account(s), and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Stock Units, as and when payable thereunder.

[  18.                     Other Agreements.  If any provision of this Agreement is inconsistent with any provision of the Management Continuity Agreement dated as of March 15, 2002 between the Corporation and Participant and as it may be amended from time-to-time (the “MCA”), the provisions of the MCA shall control.  ]  [  This provision is to be included only in agreements with Participants subject to the MCA.  ]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.  By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions of this Agreement and of the Plan.

THE MACERICH COMPANY

(a Maryland corporation)

By
Richard A. Bayer
Executive Vice President, General Counsel & Secretary

THE MACERICH PARTNERSHIP, L.P. (a Delaware limited partnership)

By:	The Macerich Company (its general partner)

By
Richard A. Bayer
Executive Vice President, General Counsel & Secretary

PARTICIPANT

(Signature)

(Print Name)

(Address)

(City, State, Zip Code)

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Stock Unit Award Agreement by The Macerich Company and The Macerich Partnership L.P., I,                         , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated: , .

Signature of Spouse